UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  December 31, 2010

Commission File number 333-152959

YOUCHANGE HOLDINGS CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	51-0665952
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7154 East Stetson Drive, Suite 330, Scottsdale, AZ 85251
(Address of principal executive offices)

866-712-9273
(Issuer’s telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

YouChange Holdings Corp. hereby incorporates by reference its response in Item 2.01 in response to Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 31, 2010, YouChange Holdings Corp a Nevada corporation (“YCNG” or the” Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Feature Marketing, Inc., an Arizona corporation (“FMI”).  A copy of the Exchange Agreement is being filed as an exhibit to this Form 8-K

The Exchange Agreement and the acquisition agreed to therein (the “Acquisition”), was closed on December31, 2010.  At the closing, YCNG acquired all of the issued and outstanding shares of FMI common stock from FMI shareholders in exchange for 3,030,303 shares of YCNG Common Stock as a result of which FMI became a wholly-owned subsidiary of YCNG.    Following the Exchange, there were a total of 39,415,773 shares of YCNG common stock issued and outstanding.

Under provisions of the Exchange Agreement, Tom Packouz, a former shareholder of FMI was appointed as a director of YCNG.  The Pre-closing officers and directors of YCNG will be officers and directors of YCNG until their resignation or removal.  Following the exchange, the directors of FMI are Tom Packouz, Jeffrey Rassas and Rick Papworth.  They will be directors of FMI until their resignation or removal.

The acquisition of FMI under the Exchange Agreement was intended to qualify as a tax deferred reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for on a purchase basis.  None of the officers of YCNG were officers or shareholders of FMI prior to the Acquisition.

The summary of the Exchange Agreement set forth above does not purport to be a complete statement of the terms of the Exchange Agreement.  The summary is qualified in its entirety by reference to the full text of the Exchange Agreement which is being filed as an Exhibit to this Form 8-K and incorporated herein by reference.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10

Item 1. Description of Business

Overview

Youchange, Inc. was incorporated in the state of Arizona on August 22, 2008. It was organized as a “Green Tech venture to develop a Software as a Service Enterprise Management platform and website at www.youchange.com, to facilitate the purchase of used consumer electronics, then refurbish and resell them while aggregating a proprietary tracking database of end-of-life electronic devices.  It is also an eWaste company dedicated to responsibly recycling end of use consumer electronics.  On March 30, 2010, Youchange, Inc. and BlueStar Financial Group, Inc., a Nevada corporation (“BSFG”), completed a merger transaction, which is described in further detail below, and resulted in Youchange, Inc. shareholders obtaining control of BSFG, a publicly traded entity. The surviving publicly traded entity following the merger transaction changed its name to “YouChange Holdings Corp” during May 2010.  The terms “youchange”, “we”, “us”, “our” or the “Company” refer to YouChange Holdings Corp and its consolidated subsidiaries YouChange, Inc. and Feature Marketing, Inc. following the date of the exchange transaction and to YouChange Holdings Corp and  its subsidiary Youchange, Inc. prior to the date of the exchange transaction. Our fiscal year end is June 30.

Youchange has realized no revenues from its planned business purpose and, accordingly, is considered to be in its development stage. As of the date of this fling, the Company has devoted substantially all of its efforts to business planning, strategic partnership, team and software development. Additionally, the Company has allocated a substantial portion of its time and investment in bringing its product to the market, and the raising of capital.

We plan to make youchange a leading provider of innovative clean-tech solutions to the escalating electronic waste (eWaste) dilemma. The Company plans to incorporate a “bricks and clicks” model with eCommerce platforms for the collection and re-circulation of used electronic devices and refurbishing and recycling centers strategically staged for the restoration and proper disposal of electronic devices, respectively. The Company’s platform has been designed for the purpose and intent of implementing partnerships with retail locations desirous of increasing store foot traffic around the pro social campaign of reducing and collecting eWaste.

Youchange was founded in 2008 by a team of experienced executives with extensive backgrounds in public markets, fund raising, internet ventures, technology and environmental sustainability, “GreenTech”. The youchange model includes (i) paying and providing reward points to businesses and consumers for their used electronics, (ii) refurbishing and recycling those products through Company owned and established certified strategic partners, and (iii) the sale and reCommerce of these products through member rewards redemption as well as licensing of proprietary data. The Company plans to offer software as a service with the backend bricks and mortar of the refurbishment center now available through the acquisition of FMI.  The FMI facility will provide the back-end collection, receiving, refurbishment and re-Commerce processes necessary in the full execution of the youchange platform and strategy.  In addition, there are substantial well established relationships and member networks that have been developed over the past 19 years of operation, some of which include large equipment leasing firms, online auction sites such as eBay and small to large Fortune 500 businesses that have established technology refresh programs and asset recovery through FMI.

Our corporate offices are located at 7154 East Stetson Drive, Suite 330, Scottsdale, Arizona 85251. Our telephone number is 866-712-9273.

Prior to the acquisition of FMI, YouChange has realized no revenues from its planned business purpose and, accordingly, is considered to be in its development stage as defined in Accounting Standards Codification 915, “Development Stage Entities” The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of its time and investment in bringing its product to the market, and the raising of capital.

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”). The public may read and copy any materials we file with the SEC at the SEC’s Office of Public Reference at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address is www.sec.gov.

We make available, at no charge through our website address at www.youchange.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished with the SEC as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not form a part of this annual report.

Market Opportunity and Business Strategy

All statistics in this section are taken from the Environmental Protection Agency’s website.  In the U.S., an estimated 70% of heavy metals in landfills are derived from discarded electronics. Approximately 3.2 million tons of eWaste are dumped into landfills annually. The average lifespan of computers in developed countries has dropped from six years in 1997 to just two years in 2007. By 2014, there are expected to be two billion new computers in use.  Mobile phones have a lifecycle of 18 months in developed countries.

As of the date of this filing, it is estimated that over 600 million mobile phones are sold worldwide every year. The U.S. National Safety Council estimates that 75% of all personal computers sold since creation of the market are now gathering dust as surplus electronics.

Like virgin material mining and extraction, recycling of materials from electronic scrap is sustaining value. The material composition of personal computers is 26% silica and glass, 23% plastics, 20% ferrous metals, 14% aluminum and 17% heavy metals such as lead, copper, zinc, mercury and cadmium. Up to 38 separate chemical elements are incorporated into electronic waste items that can all be recycled back into new products. In addition to keeping hazardous elements from contaminating soil and water systems, we plan to ensure that proper recycled valuable metals, plastics and glass are returned to the commodity stream for reuse. Even the crude oil in plastics would be recycled, because the plastics already have the appropriate chemical mixture for electronic devices, which reduces the impact on the source.

We are working to build youchange into both an online interactive media site popularized through the strategic integration of the youchange platform into environmental sustainability informational websites both to monetize and aggregate the existing web traffic, as well as a bricks and mortar business with a company owned electronic refurbishment center. We plan to drive consumers to the youchange website through interaction with the Company’s retail partners, online media pro social campaigns, eWaste recycling drives, online videos, search engine optimization and leading environmental services sites. Once landed at the site, www.youchange.com, consumers will undergo a registration process and optional participation in the Company’s social networking pages on facebook and twitter and enter their initial electronic items into the youchange platform calculator. Cash through PayPal, check or gift card and/or reward points are expected to be conveyed for each registered electronic item. Shipping labels with integrated bar codes tracking the specific order are expected to be generated for the customer to facilitate transfer of the items to the refurbishment center. The youchange model incorporates drop off locations at retail chains to promote convenience and present a mechanism for reward redemption. Through its planned reverse logistics network, electronic devices will be transported via established shipping networks to either a youchange refurbishment center or an electronic waste processing center for end-of-life items. Refurbished items will enter the reCommerce silo and will be subsequently re-circulated into the marketplace through youchange’s direct sales module and member rewards redemption or through another affiliate site such as ebay.

Our growth strategy includes:

•	Acquiring and/or opening additional refurbishment centers;
•	Expanding business-to-business sales and product acquisitions;
•	Leveraging existing management relationships to launch national retailer partnerships for membership expansion and collection of electronics;
•	Leveraging existing management relationships to launch national media pro-social campaigns targeting eWaste and electronic recycling;
•	Launching a geo-targeted electronic waste collection campaign to increase market and media awareness and;
•	Introducing a consumer loyalty rewards program.

With the need to provide accurate pricing for used items, the Company has entered into a partnership with a recognized industry resource for determining used market values for a myriad of items including professional electronics, audio equipment, musical instruments, cameras, guns, car stereos, copiers, power tools and video games in addition to offering its extensive databases to pawn stores, brokers, retailers, appraisers, online auctioneers, insurance agents, manufactures, attorneys and repair shops.

The Company is currently negotiating with several of the leading environmental resources on recycling and reuse to create primary awareness of the youchange eWaste platform for users searching to recycle electronics.

The Company is also in discussions with electronic recyclers to create its network of certified recycling processing companies.

Competition

The market for refurbishment and recycling of electronics is highly competitive.  There are a few new companies in this area of reCommerce.  We believe the principal competitive factors in the electronics reCommerce business include name recognition, price, product knowledge, reputation, timely delivery, ease in product processing and drop-off and customer service.  Quality and product availability are key to success in this industry.  Competitors include Gazelle.com and YouRenew.com.

Intellectual Property

YouChange is currently developing the software for its proprietary operating platform.  We also intend, subject to available funds among other factors, to pursue not only the development of additional intellectual properties but also its proactive acquisition when we identify opportunities to strengthen our proprietary position.

Employees

YouChange currently has seven full-time employees.  We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no benefits available to any employee.

Government Regulation

Our operations are in material compliance with applicable environmental laws and regulations.  Our business plan to enter the Green Tech and e-Waste sectors for the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices may require governmental approvals for the recycling process of electronics containing certain e-Waste and periodic governmental reviews of our ongoing operations for disposition of obsolete electronic devices through these recycling centers.  The time for such regulatory reviews is not clearly known at this time.  If we are unable to meet the regulatory requirements for establishing these recycling facilities or, on an ongoing basis, meet the regulatory requirements for continued operations, we will not be able to continue offering recycling services and will not generate revenues for the recycled materials.  Even if we receive such regulatory approval, such approval may impose limitations on the indicated uses for which we may market our recycling services, which may limit our ability to generate significant revenues on recycled products and services.  Moreover, it is possible that other developments, such as increasingly strict environmental laws and regulations and enforcement policies, and claims for damages to property or persons resulting from our operations, could result in substantial costs and liabilities to us. We currently believe that changes in environmental laws and regulations will not have a material adverse effect on our financial position, results of operations or cash flows in the near term.

RISK FACTORS – (These factors are related to the business activity of YouChange as a result of the Exchange)

RISKS RELATED TO OUR FINANCIAL RESULTS

We have limited cash resources, an accumulated deficit, are not currently profitable and expect to incur significant expenses in the near future.

As of September  30, 2010, we had a working capital deficit of approximately $140,100.  This amount consists of cash of $32,898 and current assets of $49,870, accounts payable and accrued current liabilities of $189,995.

We have incurred a substantial net loss for the period from our inception in July 2002 to September 30, 2010, and are currently experiencing negative cash flow. We expect to continue to experience negative cash flow and operating losses through 2010 at the earliest and possibly thereafter.  As a result, we will need to generate significant revenues to achieve profitability.

We may fail to become and remain profitable or we may be unable to fund our continuing losses, in which case our business may fail.

We are focused on product development and have not generated any revenue to date.  We do not believe we will begin earning revenues from operations until calendar year 2011 as we transition from a development stage company.  We have incurred operating losses since our inception.  Our net loss for the three months ended September 30, 2010, the period from August 22, 2008 (inception) to June 30, 2010 and for the period from August 22, 2008 (inception) to June 30, 2009 was $162,847,  $1,067,160, and $67,103, respectively.  As of September 30, 2010, we had an accumulated deficit of $1,230,007.

We will be required to raise additional capital to fund our operations.  If we cannot raise needed additional capital in the future, we will be required to cease operations.

Based on our current plans, we believe our existing financial resources, and interest earned thereon, will not be sufficient to meet our operating expenses and capital requirements. We will need additional capital within the next 90 days to sustain our operations in the near term and estimate that we will require approximately $1.5 million over the next 12 months in order to finance the development of our business plan and fund operating expenses.  We plan to seek such additional funding through private placements offerings of our securities.
You should be aware that in the future:

•	we may not obtain additional financial resources when necessary or on terms favorable to us, if at all; and

•	any available additional financing may not be adequate.

If we cannot raise additional funds when needed, or on acceptable terms, we will not be able to begin development or implementation of our business plan.  We require substantial working capital to fund our operations.  Since we do not expect to generate significant revenues in the foreseeable future, in order to fund operations, we will be completely dependent on additional debt and equity financing arrangements.  There is no assurance that any financing will be sufficient to fund our capital expenditures, working capital and other cash requirements even for the immediate future.  No assurance can be given that any such additional funding will be available or that, if available, can be obtained on terms favorable to us.  If we are unable to raise needed funds on acceptable terms, we will not be able to develop or implement our business plan, take advantage of any future opportunities or respond to competitive pressures or unanticipated requirements.  A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking an acquisition partner.  If cash is insufficient, we will not be able to continue operations.

Our purposes in entering into theShare Exchange Agreement with FMI is to pursue our new business plan but no assurance can be made that we can successfully implement our new business plan.

In the fall of 2009 we made the decision to reposition the company and focus our business on the Green Tech and e-Waste sectors.

YouChange has developed a comprehensive business plan and plan of operations, including paying and providing reward points to businesses and consumers, for the collection, refurbishment (to factory condition) and reCommerce of otherwise surplus, end-of-life and obsolete electronic devices through acquired or established refurbishment centers and certified recycling e-Waste partners. Revenue is expected  to be generated from the sales and re-commerce of these products as well as licensing fees for proprietary data.  In addition, electronic products and devices determined to be at the end of their useful life will be responsibly recycled through strategic recycling partners.  YouChange has conducted research and analysis of these sectors and believes that significant opportunities exist to build a successful business in the Green Tech and e-Waste sectors.

 Although YouChange has not commenced operation of its business plan in the Green Tech and e-Waste sectors, the company has developed a business concept that should allow YCNG to more quickly build a business in the Green Tech and e-Waste sectors and will be led by a management team with experience and existing relationships in the electronic and environmental sustainability sectors.  Although no assurances can be made that this strategy will be successful, we believe the acquisition of YouChange is in our best interests and the best interests of our shareholders.

We have insufficient capital to implement our repositioned business plan.

Although we have taken steps to reposition the company and focus our business on the Green Tech and e-Waste sectors with the Closing of the Acquisition, we currently have no ability to fund the development and implementation of the entire business plan.  We currently have no revenue so we expect to rely on external sources of capital through the issuance of debt and/or equity securities in private placement offerings to provide funding of our business.  We expect to initiate such actions to obtain additional capital to fund our business following the closing of the Acquisition.  No assurances can be made that we will be successful in obtaining additional funding on terms and conditions that are acceptable to us.

We have deferred, and may continue to defer, payment of some of our obligations, which may adversely affect our ability to obtain goods and services in the future.

We estimate that we will require approximately $1.5 million to carry out our business plan and meet our expenses for the next 12 months and currently have funding sources to satisfy our immediate obligations over the next ninety (90) days.  Our immediate obligations primarily include only professional fees related to the audit and review by our auditors of our financial statements, payment for services rendered by our officers, legal expense associated with the Acquisition, and so forth.  Until such time, if at all, as we receive adequate funding, we intend to defer payment of all other obligations that are capable of being deferred.  Such deferment has resulted in the past, and may result in the future, in some vendors demanding cash payment for their goods and services in advance, and other vendors refusing to continue to do business with us, which may adversely affect our ability to obtain goods and services in the future, or to do so on favorable terms.

We will need to take significant additional actions to secure required facilities and establish processes for our business plan and expect to incur losses during such period.

Because we have not yet begun implementation of our repositioned business in the Green Tech and e-Waste sectors, we have to take additional actions to secure electronic refurbishment centers and recycling facilities as well as build the infrastructure necessary to implement the operational processes for the business.  In addition, to compete effectively, any future products or services must be easy to use, cost-effective and economical to deliver, as the case may be, on a commercial scale.  We may not achieve any of these objectives.

Our operating expenses are unpredictable, which may adversely affect our business, operations and financial condition.

As a result of our limited operating history, because of the emerging nature of the markets in which we will compete and the lack of implementation of our repositioned business in the Green Tech and e-Waste sectors, our financial data is of limited value in planning future operating expenses.  Our historical financial performance is all based upon basic start-up costs and is not reflective in any way of the financial requirements of our repositioned business in the Green Tech and e-Waste sectors.  To the extent our operating expenses precede or are not rapidly followed by increased revenue, our business, results of operations and financial condition may be materially adversely affected.  Our expense levels will be based in part on our expectations concerning future revenues.  The size and extent of our revenues, if any, are wholly dependent upon the choices and demand of individuals for our products and services, which are difficult to forecast accurately.  We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues.  Further, business development and marketing expenses may increase significantly as we expand our operations.

RISKS RELATED TO OUR BUSINESS

If our plan is not successful or management is not effective, the value of our common stock may decline.

As a corporate entity, we have  had nominal operations since inception until recently.  As a result, we are a development stage company with a limited operating history that makes it impossible to reliably predict future growth and operating results. Our business and prospects for the collection, refurbishment (to factory condition) and reCommerce of otherwise surplus, obsolete electronic and end-of-life devices must be considered in light of the risks and uncertainties frequently encountered by companies in their early stages of development. In particular, we have not demonstrated that we can:

•
build or acquire the infrastructure necessary to implement the operational processes for the business in the Green Tech and e-Waste sectors for the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices;

•	secure electronic refurbishment centers and recycling facilities necessary for our planned business operations;

•	obtain the regulatory approvals necessary for recycling electronic products and devices determined to be at the end of their useful life;

•
educate consumers about our programs and services in the Green Tech and e-Waste sectors and effectively tap consumers behavior and appeal to consumers to utilize our services and facilities for the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices;

•	establish many of the business functions necessary to operate, including sales, marketing, administrative and financial functions, and establish appropriate financial controls; or

•	respond effectively to competitive pressures and alternative options for consumers to dispose of or discard otherwise obsolete electronic devices.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties.  If we are unable to do so, our business will not be successful.

If we do not obtain or maintain government regulatory approval for our services, we cannot offer our services and we will not generate revenues.

Our business plan to enter the Green Tech and e-Waste sectors for the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices may require governmental approvals for the establishment of our electronic refurbishment centers and recycling facilities and periodic governmental reviews of our ongoing operations for disposition of obsolete electronic devices.  The time for such regulatory reviews is not clearly known at this time.  If we are unable to meet the regulatory requirements for establishing these facilities or on an ongoing basis, meet the regulatory requirements for continued operations, we will not be able to continue offering our services and will not generate revenues.  Even if we receive such regulatory approval, such approval may impose limitations on the indicated uses for which we may market our services, which may limit our ability to generate significant revenues.

Our lack of commercial marketing, sales and distribution may prevent us from successfully commercializing our services, which would adversely affect our level of future revenues, if any.

Our business plan to enter the Green Tech and e-Waste sectors for the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices is untested and unproven. We have no experience in the marketing and sales in the Green Tech and e-Waste sectors including services for the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices to date.  We may not successfully arrange for the establishment of electronic refurbishment centers and recycling facilities and this could prevent us from commercializing our services or limit our profitability from any such proposed services.

The consumer marketplace may not accept and utilize our services, the effect of which would prevent us from successfully commercializing any proposed services and adversely affect our level of future revenue, if any.

Our ability to market and commercialize our services for the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices depends on the acceptance of such services by consumers.  We have a consumer rewards based program planned but will also need to develop commercialization initiatives designed to increase awareness about us and our services to consumers of electronic devices in locations where our refurbishment centers and recycling facilities will be  located.  Currently, we have not developed any such initiatives.  Without success in these areas, we may not be able to successfully commercialize any proposed products or generate revenue.

Product liability exposure on refurbished electronic devices may expose us to significant liability or costs which would adversely impart our future operating results and divert funds from the operation of our business.

We face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the recycle and reCommerce of refurbished electronic devices is alleged to have resulted in adverse effects.  We may not be able to avoid significant liability exposure.  We may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost.  An inability to obtain product liability insurance at acceptable costs or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our services.
A product liability claim could hurt our financial performance. Even if we avoid liability exposure, significant costs could be incurred that could hurt our financial performance.

We may fail to protect adequately our proprietary processes, which would allow competitors to take advantage of our concept development efforts, the effect of which could adversely affect any competitive advantage we may have.

We have not sought any patent or other intellectual property protection of our business plan process for the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices.  Our success may depend in part on our ability to obtain such patent protection and other intellectual property protection for our business processes, preserve our trade secrets and operate without infringing the proprietary rights of third parties.  Our long-term success largely depends on our ability to market technologically competitive processes and services.  If we fail to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

We also rely upon trade secrets, proprietary know-how and continuing technological innovation to remain competitive. We protect this information with reasonable security measures, including the use of confidentiality agreements with our employees, consultants and corporate collaborators. It is possible that these individuals will breach these agreements and that any remedies for a breach will be insufficient to allow us to recover our costs.  Furthermore, our trade secrets, know-how and other technology may otherwise become known or be independently discovered by our competitors.

Our proprietary technology may not be enforceable and the proprietary technology of others may prevent us from commercializing services, which would adversely affect our level of future revenues, if any.

Although we believe our proprietary technology may have some protection, the failure to obtain meaningful patent protection on our business processes may greatly diminish the value of our potential services and business processes.  No assurances can be made that any patent protection of our business processes is achievable.

We also rely upon non-patented trade secrets and know how, and others may independently develop substantially equivalent trade secrets or know how.  We also rely on protecting our proprietary technology in part through confidentiality agreements with our current and former corporate collaborators, employees, consultants and certain contractors. These agreements may be breached, and we may not have adequate remedies for any such breaches.  Litigation may be necessary to defend against claims of infringement, to enforce our patents or to protect trade secrets.  Litigation could result in substantial costs and diversion of management efforts regardless of the results of the litigation.  An adverse result in litigation could subject us to significant liabilities to third parties, require disputed rights to be licensed or require us to cease using certain technologies.

Our planned business plan could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if not successful, could cause us to pay substantial damages and prohibit us from offering our services.  Because patent applications in the United States are not publicly disclosed until the patent application is published or the patent is issued, applications may have been filed which relate to services similar to those offered by us. We may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties.
If our potential products violate third-party proprietary rights, we cannot assure you that we would be able to arrange licensing agreements or other satisfactory resolutions on commercially reasonable terms, if at all.  Any claims made against us relating to the infringement of third-party propriety rights could result in the expenditure of significant financial and managerial resources and injunctions preventing us from providing services.  Such claims could severely harm our financial condition and ability to compete.

In addition, if another party claims the same subject matter or subject matter overlapping with the subject matter that we have claimed in a United States patent application or patent, we may decide or be required to participate in interference proceedings in the USPTO in order to determine the priority of invention.  Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained and could prevent us from commercializing our products.  Participation in such proceedings could result in substantial costs, whether or not the eventual outcome is favorable.  These additional costs could adversely affect our financial results.

Failure to comply with environmental laws or regulations could expose us to significant liability or costs which would adversely impact our operating results and divert funds from the operation of our business which would have a material adverse effect on our business.

We may be required to incur significant costs to comply with current or future environmental laws and regulations related to the collection, refurbishment (to factory condition) and reCommerce of otherwise obsolete electronic devices as well as the recycling of electronic products and devices determined to be at the end of their useful life.  We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and some waste products.  Although we believe that our safety procedures for handling and disposing of these materials will comply with the standards prescribed by these laws and regulations, the risk of contamination or injury from these materials cannot be completely eliminated.  In the event of an incident, we could be held liable for any damages that result, and any liability could exceed our resources.  Current or future environmental laws or regulations may have a material adverse effect on our operations, business and assets.

We depend on the continued services of our executive officers and the loss of a key executive could severely impact our operations.

The execution of our present business plan depends on the continued services of Jeffrey Rassás and Richard A. Papworth.  We currently do not maintain any key-man insurance policies on the lives of these gentlemen.  We have not entered into employment agreements with either men, and the loss of any of their service would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations.

Our executive officers, directors and principal shareholders control our business and may make decisions that are not in the best interests of the non-principal shareholders.

Our officers, directors and principal shareholders, and their affiliates, in the aggregate, own a substantial portion of the outstanding shares of our Common Stock. As a result, such persons, acting together, have the ability to substantially influence all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and to control our management and affairs.  Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other shareholders.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions.

These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this current report, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission.   In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

Operating Results.

For the six months ended September 30, 2010, we had a net loss of $162,847 and an accumulated deficit since inception of $1,230,007.   We have not generated any revenue from operations since inception.  Our accumulated deficit from our date of inception represents various expenses incurred with organizing the company, undertaking an audit and reviews, professional and consultant fees, general office expenses, and paying for services rendered by the Company’s officers.

We anticipate that the execution of YouChange’s business plan will result in a rapid expansion of our operations, which may place a significant strain on YouChange’s management, financial and other resources.  YouChange’s ability to manage the problems associated with the expansion of YouChange’s business operations after the Acquisition will depend, among other things, on our ability to monitor operations, control costs, maintain effective quality control, secure necessary marketing arrangements, expand internal management, technical information and accounting systems and attract, assimilate and retain qualified management and other personnel.  If we fail to effectively manage these issues, we may not be profitable in the near future, or ever.

The difficulties in managing these various business issues will be compounded by a number of unique attributes of our anticipated business operations and business strategy.  Should these and other concepts not perform as expected, YouChange’s financial condition and the results of our operations could be materially and adversely affected.

We have not compensated certain members of our management at market value for their services.  Accordingly, our financial statements do not reflect full compensation expenses for such persons.  If we had compensated such management on a reasonable basis, our total operating expenses would have been greater, which would have adversely affected the size of our loss for fiscal year 2010 and would have increased our loss for the three months ended September 30, 2010.

Liquidity and Capital Resources

Although we have taken steps to focus our business on the Green Tech and e-Waste sectors, we currently have no ability to fund the development and implementation of our business plan.  As is typical of companies going through the development stage, we currently have no revenue.   This raises substantial doubt about the Company’s ability to continue as a going concern. We expect to rely on external sources of capital through the issuance of debt and/or equity securities in private placement offerings to provide funding of our business.  We expect to initiate such actions to obtain additional capital to fund our business, however, no assurances can be made that we will be successful in obtaining additional funding on terms and conditions that are acceptable to us.

We estimate that we will require approximately $1.5 million to carry out our business plan and meet our expenses for the next 12 months and currently have limited funding sources to satisfy our immediate obligations over the next ninety (90) days.  If YouChange acquires its needed funding through the issuance of YCNG equity securities, YCNG’s shareholders may experience dilution in the value per share of their equity securities.  The acquisition of funding through the issuance of debt could result in a substantial portion of our future cash flow from operations being dedicated to the payment of principal and interest on that indebtedness, and could render us more vulnerable to competitive pressures and economic downturns.

Until such time, if at all, as we receive adequate funding, we intend to defer payment of all other obligations that are capable of being deferred.  Such deferment has resulted in the past, and may result in the future, in some vendors demanding cash payment for their goods and services in advance, and other vendors refusing to continue to do business with us, which may adversely affect our ability to obtain goods and services in the future, or to do so on favorable terms.

Item 3.  Properties

YCNG and YouChange lease an administrative office located at 7154 East Stetson Drive, Suite 330, Scottsdale, AZ 85251.   The lease is $3156 per month until June 2011. FMI leases an office and warehouse facility at 16000 North 82nd Street, Scottsdale, AZ  85260.  The FMI lease is $5,500 until July 2012.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently used.

We do not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership as of December 31, 2010 of YCNG common stock by (i) each of our executive officers, (ii) each of our directors and (iii) each person known by us to own beneficially more than five percent (5%) of the outstanding common stock. The address for each of the persons and entities listed below is 7154 E. Stetson Drive, Suite 330, Scottsdale, Arizona 85260. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them.

Name	No. of Shares Beneficially Owned(1)		Percentage of Shares (2)
Hayjour Family Limited Partnership	7,500,000	(3)	19.0%
Steve Phelps	3,000,000	(4)	7.6%
Vic Sibilla	2,850,000	(5)	7.2%
Richard A. Papworth	120,000.3%
Paul Voorhees	6,700,000		17.0%
Tom Packouz	3.303,303		7.7%
All executive officers and directors as a group (2 persons)	10,650,303		27.0%

(1)
Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities. Common stock subject to options and warrants currently exercisable or exercisable within 60 days of December 31, 2010 count as outstanding for computing the percentage beneficially owned by the person holding these options or warrants.

(2)	Percentages are based on 39,415,773 shares of common stock outstanding as of January 10, 2011.
(3)	All shares held indirectly by Jeffrey I. Rassás, the sole director, President and Chief Executive Officer of YouChange, Inc. as a general partner of Hayjour Family Limited Partnership.
(4)	Includes 75,000 shares held by Mr. Phelps in his IRA and 75,000 shares held by wife Kimberley Phelps in her IRA.
(5)
Includes 75,000 shares held by Mr. Sibilla in his IRA and 75,000 shares held by wife Geraldine Sibilla in her IRA 150,000 shares owned by minor children and 75,000 of another child, all that share Mr. Sibilla’s household.

Item 5.  Directors and Executive Officers

Below are the names and certain information regarding YCNG’s and FMI’s executive officers following the Acquisition of FMI:

Name	Age	Position at YCNG	Position at FMI
Jeffrey I. Rassas	46	Chairman/CEO	Director
Richard A. Papworth	51	CFO/Treasurer/Director	Director
Tom Packouz	61	Director	President/Director

Biographical information about the post-Acquisition management of YCNG/FMI is set forth below:

Jeffrey I. Rassas.Founder and CEO of YouChange, a 20-year veteran of entrepreneurial ventures and business management, he has extensive experience in funding, leading, developing and performing corporate turnarounds for numerous start-up ventures both private and public, across a variety of industries. Prior to serving at YCNG and YouChange, Mr. Rassas recently served as President and CEO of Global Alerts, holding company for Earth911.com and Pets911.com.  As CEO, Jeffrey led the team that acquired Earth911.com, Pets911.com and AMBERalert.com from a local Arizona company in 2006 whereupon executing a new strategy; recruiting a new management team and successfully executing the company’s plan led to several of the divisions achieving national success and distinction and significantly higher values, and the successful sale of AMBERalert.com. Prior to Global Alerts, Mr. Rassas served as Co-chairman and CEO of ImproveNet, Inc. (publicly traded/IMPV; www.improvenet.com), which he acquired through a merger in 2002. Rassas’ strategic vision and execution led to industry recognition of the company as “Best of Web” by Money Magazine.

In 2005, he sold the company to IAC/InterActiveCorp (IACI - www.iac.com), the holding company of many popular websites such as LendingTree, Ask.com, Match.com, Citysearch.com, ServiceMagic.com, and Ticketmaster, delivering a substantial return on shareholder equity. From 1997-2001, Mr. Rassas served as founder, CEO, and Chairman of the Board of publicly traded EBIZ Enterprises, a Linux solutions provider where he expanded company operations, yielding revenues in excess of $58 million. In addition, Mr. Rassas raised over $20 million dollars and took the company public in 1998. A two-time finalist for Ernst & Young’s Entrepreneur of the Year award, Mr. Rassas has been a guest speaker at Thunderbird, the School of Global Management, serves on several outside boards including Chairman of the Board of BuildProof.com, and is a regular speaker at technology trade events around the nation.

Richard A. Papworth. Mr. Papworth is a seasoned executive with over 20 years of public and private company executive level experience. Prior to joining BlueStar, for 3 years Mr. Papworth was the CFO of Telgian Corporation during a period of high growth.  Telgian is an innovative company providing high quality fire protection and life safety systems and consulting services throughout North America for customers such as Home Depot, Wal Mart, Sears, Best Buy, and many other large national and regional property owners. Prior to that, Mr. Papworth was the CFO of the $500M Phoenix division of Meritage Homes (NYSE:MTH) during a period of rapid growth where he delivered strategic business and operational improvements to maximize profitablilty and return on net assets.  From 2000 to 2004, he was CFO of Kronos Advanced Technologies, Inc. (OTC:KNOS) where he was successful in his first reverse-merger going public transaction.  At Kronos, Rick was instrumental in securing $15M of private equity funding and helping the company through the development stage.  From 1996 to 2000, Mr. Papworth was Vice President of Wilshire Financial Services Group, Inc. (NYSE:WFSG) and CFO of its subsidiary Beverly Hills Bancorp during a period of explosive growth.  At WFSG, he was instrumental in taking the company public and raising $100M via IPO, building the financial and operating systems, and negotiating and integrating acquisitions.  His early business experience includes executive leadership positions with Taylor Morrison and The Maintenance Warehouse (a division of the Home Depot Supply).

Tom Packouz.  The Founder and President of Feature Marketing, Mr. Packouz is a 39 year entrepreneurial veteran, business manager, and corporate professional.  Mr. Packouz attended the University of Oregon and began the 3rd generation management of Packouz Jewelers, founded in 1917.  Mr. Packouz successfully executed a growth plan that included the opening of new stores one of which was located in the prestigious Portland financial district, and significant modifications to branding and inventory type which resulted in increased profitability and a sales and growth multiple of 4 times.  During the late 70’s through 1990 Mr. Packouz launched several successful real estate companies focused on the acquisition and redevelopment of residential and commercial projects taken back by savings and loans throughout the Western United States. In 1990 Mr. Packouz moved to Arizona after selling his real estate development business and launched Feature Marketing to acquire, refurbish and resell software, computers and electronic equipment.  Under Mr. Packouz’s leadership, Feature Marketing has grown to be one of the largest and most respected computer and electronic equipment asset recovery companies in the industry successfully acquiring, refurbishing, reselling and recycling over 1M devices since inception.  Mr. Packouz has developed a network of national and international customers ranging from large corporations downsizing or refreshing their technology to the small computer sales and repair stores.  Mr. Packouz has developed a state-of-the-art procurement and refurbishment center that includes; incoming equipment audit, testing, complete refurbishment or de-manufacturing to raw components for parting out, reCommerce and recycling. Feature Marketing has been green and environmentally focused before the term became popularized, ensuring these electronics are properly handled at their obsolescence so they don’t end up as eWaste in our landfills and polluting our precious water supply and ecosystem.

Item 6.  Executive Compensation

YCNG officers receive only a salary for their service.  They do not receive stock compensation.

Options.  We have not issued any options or warrants to any of our officers and directors for compensation.  None of our officers and directors owned any options or warrants to acquire shares of our common stock.

Pension Benefits and Nonqualified Deferred Compensation.  We do not provide pension benefits or any other qualified retirement plans or non-qualified deferred compensation plans for our employees or directors.

Employment Agreements.  Neither YCNG nor YouChange is currently a party to any employment agreement.  FMI has an employment agreement with Tom Packouz as part of the Exchange Agreement

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Director Independence.

YCNG. The Directors, Jeffrey Rassas, Richard Papworth, and Tom Packouz , are all officers of the Company.  There is not an independent director at this time.

YouChange.  The Director, Jeffrey Rassas, is an officer of the Company.  There is not an independent director at this time.

FMI.  The Directors are Jeffrey Rassas, Richard Papworth, and Tom Packouz.  Only Mr. Packouz is an officer of FMI.

Item 8.  Legal Proceedings

We are not a party to any legal proceedings

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters.

YCNG’s common stock is quoted on the OTC Bulletin Board under the trading symbol YCNG.OB. There currently is a limited market for our common stock.

Holders.  As of December, 2010, there were 39,415,773 shares of our common stock outstanding and approximately 100 shareholders of record of our common stock.

Transfer Agent and Registrar.  Our transfer agent is Columbia Stock Transfer Company, 601 Seltice Way, Suite 202, Post Falls, ID  83854; Phone-(208) 664-3544, Fax-(208)777-8998.

Dividend Policy.  YCNG has not paid any cash dividends on its common stock to date and does not intend to pay dividends in the foreseeable future. The payment of dividends in the future will be contingent upon revenues and earnings, if any, capital requirements, and our general financial condition. The payment of any dividends will be within the discretion of the then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the business operations. Accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Warrants, Options and Convertible Debt.  Currently, there are no outstanding options or warrants to purchase shares of the Company’s common stock.

Item 10.  Recent Sales of Unregistered Securities

The Company hereby incorporates by reference its response in Item 3.02 below.

Item 11.   Description of Securities

Common Stock

Our authorized capital consists of 60,000,000 shares of common stock, par value $0.001 per share.  Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Unless a greater plurality is required by the express requirements of law or YCNG’s Certificate of Incorporation, the affirmative vote of a majority of the shares of voting stock represented at a meeting of shareholders at which there shall be a quorum present shall be required to authorize all matters to be voted upon by the shareholders of YCNG.

According to our charter documents, holders of our common stock do not have preemptive rights and are not entitled to cumulative voting rights. There are no conversion or redemption rights or sinking funds provided for our shareholders. Shares of our common stock share ratably in dividends, if any, as may be declared from time to time by the Board of Directors at its discretion from funds legally available for distribution as dividends. In the event of a liquidation, dissolution or winding up of YCNG, the holders of our common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Item 12.  Indemnification of Directors and Officers

YCNG’s certificate of incorporation contains certain provisions permitted under Nevada Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, YCNG’s certificate of incorporation contains provisions to indemnify YCNG’s directors and officers to the fullest extent permitted by the Nevada Corporation Law.

Item 13.  Financial Statements and Supplementary Data

With regard to YCNG’s 2008, 2009 and 2010 financial statements, reference is made to the filings with the SEC made by YCNG on Form 10-K on September 29, 2009, on Form 10-K on October 13, 2010 and on Form 10-Q on November 15, 2010.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

As disclosed under Item 2.01 above, in connection with the Exchange Agreement, YCNG issued  an aggregate of 3,030,303 shares of common stock to the former FMI shareholders.  The Company hereby incorporates by reference its response in Item 2.01 in response to Item 3.02.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mary Juetten, CA, CPA, JD, 45,  has been appointed as the Chief Operating Officer  of YouChange, Inc.  A twenty-five year veteran of business, Ms. Juetten has extensive public and private industry experience. Ms. Juetten holds both a CPA and a Canadian Chartered Accountant designation and recently earned her JD with an Environmental Law, Science, and Innovation Certificate from the Sandra Day O’Connor College of Law at Arizona State University.  Ms. Juetten was the Founder and President of the Arizona State University Consumer Advocacy Protection Program and serves in numerous community environmental groups and charities.  Ms. Juetten has taken over operational responsibilities from CEO Jeffrey Rassas. She has agreed to serve as the COO for an annual salary of $125,000 to be paid in restricted shares of YCNG common stock.  Ms Juetten does not have an employment contract with YouChange.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)    Financial statements of Feature Marketing, Inc. required to be filed herewith are not completed at this time.  We expect to amend this report on Form 8-K to include the audited financial statements of Feature Marketing, Inc. promptly upon their completion.

b)    The proforma financial information required to be filed herewith are not completed at this time.  We expect to amend this report on Form 8-K to include the proforma financial information of Feature Marketing, Inc. promptly upon completion of the Feature Marketing, Inc. audit.

c)    Exhibits

      No.   Exhibits
      ---   --------

2.2 Stock Exchange Agreement dated December 31, 2010

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
YouChange Holdings Corp (Registrant)
Date: January 18, 2011
	By:	/s/ Jeffrey I. Rassas
Jeffrey I. Rassas
Chief Executive Officer